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                   U.S. Securities and Exchange Commission
                            Washington, D.C. 20549
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                                   FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 4, 1997


                               MITY-LITE, INC.
            (Exact name of registrant as specified in its charter)

        Utah                       0-23898                      87-0448892
  (State or other                (Commission                 (I.R.S. Employer
   jurisdiction                  File Number)                 Identification
 of incorporation)                                                 No.)


                              1301 West 400 North
                               Orem, Utah 84057
               (Address of principal executive offices, zip code)

      Registrant's telephone number, including area code:  (801) 224-0589



                                      N/A
         (Former name or former address, if changed since last report)

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                                MITY-LITE, INC.

                                    INDEX



     Item 4.  Changes in Registrant's Certifying Accountant . . . . . 3

     Item 5.  Other Events. . . . . . . . . . . . . . . . . . . . . . 4

     Item 7.  Exhibit Index . . . . . . . . . . . . . . . . . . . . . 5

     Signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

   On March 4, 1997, the Audit Committee of Mity-Lite, Inc. recommended and approved the dismissal of its prior auditing firm, Price Waterhouse LLP ("Price Waterhouse") and the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as the Company's new auditing firm.

   Price Waterhouse's reports on the financial statements for either of the past two fiscal years have not contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits for the two most recent fiscal years and through March 4, 1997, there have been no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Price Waterhouse, would have caused Price Waterhouse to make reference to the subject matter of the disagreements in its reports on the financial statements for such years.
A copy of this Form 8-K disclosure has been provided to Price Waterhouse.

   During the two most recent fiscal years and subsequent interim periods, the Company's new auditor, Deloitte & Touche, has not been consulted regarding the type of audit opinion that might be rendered on the Company's financial statements, nor has there been any written or oral advice provided to the Company that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues. The Company has had limited oral discussions with Deloitte & Touche regarding the application of pooling accounting principles in a contemplated acquisition. The specific inquiries discussed and related viewpoints of Deloitte & Touche are summarized as follows:



               INQUIRY                       DELOITTE & TOUCHE VIEWPOINT

Impact of cash dividends on the         If the current cash dividends have
ability of the registrant to account    been calculated and disbursed
for a contemplated transaction as a     consistently with amounts distributed
pooling.                                historically, pooling accounting
                                        treatment would not be affected.

Impact of a real estate distribution    In this situation, the impact of such
on the ability of the registrant to     transaction would prevent pooling
account for a contemplated              accounting treatment.
transaction as a pooling.

Price Waterhouse was not consulted by the Company regarding the aforementioned issues. This Form 8-K has been reviewed by Deloitte & Touche prior to filing with the Commission.


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ITEM 5.  OTHER EVENTS.

   On March 5, 1997, Mity-Lite issued the press release attached hereto as
Exhibit 99.1, announcing it will acquire 49.9 percent of the stock of DO Group, Inc., a privately-held manufacturer of office seating and office panel systems headquartered in Elkhart, Indiana. DO Group markets its products under the Domore and DO3 trade names. The transaction, which is due to close on or before March 21, is pending final execution of closing documents and satisfaction of closing conditions, including DO Group's completing a new bank financing package.


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Item 7.
    c)    Exhibits.

          16    Letter from Price Waterhouse dated March 10, 1997

          99.1  Mity-Lite, Inc. Press Release (March 5, 1997)


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                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MITY-LITE, INC.


Date: March 11, 1997                      /s/ Bradley T Nielson
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                                          Bradley T Nielson
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Accounting Officer)